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                                                                      EXHIBIT 21

                         ResortQuest International, Inc.
                               Subsidiary Listing

ResortQuest International, Inc.
Abbott and Andrews Realty, Inc.
Abbott Realty Services, Inc.
Abbott Resorts, Inc.
Accommodations Center, Inc.
Advantage Vacation Homes By Styles, Inc.
B & B on the Beach, Inc.
Base Mountain Properties, Inc.
Bluebill Properties, Inc.
Bluebill Vacation Properties, Inc.
Brindley & Brindley Realty & Development, Inc.
Coastal Real Estate Sales, Inc.
Coastal Real Estate Sales Merger Co.
Coastal Resorts International, Inc.
Coastal Resorts International Merger Co.
Coastal Resorts Management, Inc.
Coastal Resorts Realty, L. L.C.
Coates, Reid & Waldron, Inc.
Collection of Fine Properties, Inc.
CRW Property Management, Inc.
Columbine Management Company, Inc.
Cove Management Services, Inc.
Dunhill Real Estate Services, Ltd.
Exclusive Vacation Properties, Inc.
First Resort Software, Inc.
Florida Residential Rentals, Inc.
Florida Residential Rental Merger Co.
High Country Resorts, Inc.
High Country Resorts II Merger Co.
Hotel Corporation of the Pacific, Inc.
Houston & O'Leary Company
Howey Acquisition, Inc.
K-T-F Acquisition Co.
Langford Realty, Inc.
Langford Resorts, Inc.
Maui Condominium & Home Realty, Inc.
Mountain High Management, Inc.
Mountain Valley Properties, Inc.
Naples/Marco Vacation Accommodations, Inc.
Naples/Marco Vacation Accommodation Merger Co.
Peak Ski Rentals, LLC
Plantation Resort Management, Inc.
Priscilla Murphy Realty, Inc.
Priscilla Murphy Vacation Rentals, Inc.
R&R Resort Rental Properties, Inc.
REP Holdings, Ltd.
Realty Consultants, Inc.
Resort Property Management, Inc.
Ridgepine, Inc.
Ryan's Golden Eagle Management, Inc.
S.I.I.K., Inc.
Scottsdale Resort Accommodations, Inc.
Shoreline Rentals, Inc.



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Solutions, Inc.
SP Ohio, Inc.
Steamboat Premier Properties, Inc.
Styles Estates, Ltd., Inc.
Telluride Resort Accommodations, Inc.
Ten Mile Holdings, Ltd.
The Management Company, Inc.
The Maury People, Inc.
Tops'l Club of NW Florida, Inc.
The Tops'l Group, Inc.
The Tops'l Sales Group, Inc.
Trupp-Hodnett Enterprises, Inc.
Universal Vacation Acquisition Co., LLC
Whistler Chalets Holding Corp.
Whistler Chalets Ltd.
Whistler Exclusive Property Management, Ltd.
Whistler Peak Properties, Ltd.
Worthy Owner Rental Group, Inc.